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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  REED'S, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                Delaware                                  95-4348325
----------------------------------------    ------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


13000 South Spring Street, Los Angeles, California                     90061
--------------------------------------------------                     -----
   (Address of principal executive offices)                          (Zip Code)


      Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class             Name of each exchange on which
          to be so registered             each class is to be registered


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

Securities Act registration statement file number to which this form relates:

                                   333-100304

Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $0.0001 par value
                         -------------------------------
                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

Incorporated herein by this reference is the description of the securities prepared in compliance with Item 202 of Regulation S-B set forth in the Section entitled, "Description of Our Securities," in the prospectus filed by Reed's, Inc. (the "Registrant") on May 10, 2005 with the Securities and Exchange Commission as part of the Registrant's Amendment 4 to Registration Statement on Form SB-2, Registration No. 333-120451 (the "Registration Statement"), and all amendments thereto.

Item 2. Exhibits.

1.2*  Underwriting Agreement

1.3*  Specimen Subscription Agreement

3.1   Certificate of Incorporation

3.2   Amendment to Certificate of Incorporation

3.3   Certificate of Designations

3.4   Certificate of Correction to Certificate of Designations

3.5   Bylaws, as amended

4.1   Form of common stock certificate

4.2   Form of Series A preferred stock certificate

4.3   2001 Employee Stock Option Plan

4.4   Convertible promissory notes issued to investors

4.5   Amendment to Promissory Note

5.1   Legal opinion of Horwitz and Cron

10.1  Purchase Agreement for Virgil's Root Beer

10.2 Brewing Agreement dated as of May 15, 2001 between the Company and The Lion Brewery, Inc.

10.3 Loan Agreement with U.S. Bank National Association for purchase of the Brewery

10.4 Loan Agreement with U.S. Bank National Association for improvements at the Brewery

10.5  Loan Agreement with Bay Business Credit

10.6  Credit Agreement with Merrill Lynch

10.7  Form of Promotional Share Lock-In Agreement

      10.7(a) Promotional Share Lock-In Agreement For Christopher J. Reed

      10.7(b) Promotional Share Lock-In Agreement For Robert T. Reed, Jr.

      10.7(c) Promotional Share Lock-In Agreement For Robert T. Reed, Sr.

      10.7(d) Promotional Share Lock-In Agreement For Peter Sharma III

      10.7(e) Promotional Share Lock-In Agreement For Joseph Grace

10.8  Loan Agreement dated September 28, 2004 with Bay Business Credit

10.9 Sirius/Pureprophet, Ltd. Vendor's Credit Line Agreement with Original Beverage Corp.

10.10 Terms Of Amortization for Peter Sharma III for Sirius/Pureprophet, Ltd. Vendor's Credit Line Agreement with Original Beverage Corp.

10.11 Co-Sign Agreement

10.12 Loan Agreement with Robert T. Reed, Sr.

10.13 Loan Agreement with William Holiman

10.14 Loan Agreement with Bay Business Credit

10.15 Loan Agreement with Robert T. Reed

10.16 Loan Agreement with Robert T. Reed

10.17 Amendment to Loan Agreement with Bay Business Credit

10.18 Suspension of Loan Payment Agreement with Robert T. Reed, Sr.

23.1  Opinion and Consent of Weinberg & Company, P.A.

23.2  Consent of Horwitz and Cron (contained in Exhibit 5.1)

23.3  Consent of Consent of Weinberg & Company, P.A.

24 Power of Attorney (included in the signature page to the Registration Statement)

                                    SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) REED'S, INC., a Delaware corporation
             ------------------------------------

Date:    May 10, 2005
      --------------------------

By:  /s/ Christopher J. Reed
     ---------------------------
         Christopher J. Reed

Title:   President
       -------------------------